Exhibit 99.1

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
DIVIDEND ANNOUNCEMENT

HACKENSACK, NJ,  May 6, 2009 – First Real Estate Investment Trust of New Jersey (“FREIT”) announced that its second quarter dividend for the three months ended April 30, 2009 will be $0.30 per share, payable on June 12, 2009, to shareholders of record on June 2, 2009.

Safe Harbor for Forward-Looking Statements

The statements in this report that relate to future earnings or performance are forward-looking. Actual results might differ materially and be adversely affected by such factors as longer than anticipated lease-up periods, or the inability of tenants to pay increased rents. Additional information about these factors is contained in the Trust’s filings with the SEC including the Trust’s most recent filed reports on Forms 10-K and 10-Q.

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FREIT is a publicly traded (over-the-counter – symbol FREVS) REIT organized in 1961.  It has approximately $242 million (historical cost basis) of assets.  Its portfolio of residential and retail properties extends from Eastern Long Island to Maryland, with the largest concentration in Northern New Jersey.

For additional information contact Shareholder Relations at (201) 488-6400
Visit us on the web at: www.freitnj.com